SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): July 23, 2003

                                ______________

                            MCLEODUSA INCORPORATED

                                ______________

              (Exact Name of Registrant as Specified in Charter)

            DELAWARE                    0-20763           42-1407240
----------------------------------   -------------  ---------------------
(State or Other Jurisdiction of       (Commission       (IRS Employer
         Incorporation)               File Number)    Identification No.)

                          McLeodUSA Technology Park,
                               6400 C Street SW,
                                P.O. Box 3177,
                          Cedar Rapids, IA 52406-3177
                  __________________________________________
              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (319) 364-0000
                                ______________




ITEM 9.       REGULATION FD DISCLOSURE.

The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K. The information in this Current Report, including the attached Exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 23, 2003, we announced our financial and operating results for the fiscal quarter ended June 30, 2003, and certain other information, in a press release, a copy of which is attached hereto as Exhibit 99.1.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003                    McLEODUSA INCORPORATED


                                       By: /s/ G. Kenneth Burckhardt
                                       ------------------------------
                                       G. Kenneth Burckhardt
                                       Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
  No.                        Exhibits

99.1                         Press Release, dated July 23, 2003

                                                                 Exhibit 99.1

[GRAPHIC OMITTED]

                 McLeodUSA Reports Second Quarter 2003 Results

o     EBITDA OF $21 MILLION MARKS FIFTH CONSECUTIVE POSITIVE EBITDA QUARTER

o     ON-SWITCH PLATFORM MIX INCREASES TO 58% FROM 42% IN 2Q '02

o     CUSTOMER TURNOVER DECREASES TO 2.4% FROM 3.1% IN 2Q '02

CEDAR RAPIDS, IOWA - JULY 23, 2003 - McLeodUSA Incorporated (Nasdaq: MCLD), one of the nation's largest independent, competitive telecommunications services providers, today reported financial and operating results for the quarter ended June 30, 2003.

Total revenues for the quarter were $222.6 million and gross margin was $94.5 million. SG&A expenses for the quarter were $73.5 million, including a $7.9 million recovery of the reserve for WorldCom pre-petition receivables that was recorded in the second quarter of 2002. EBITDA(1) (earnings before interest, taxes, depreciation and amortization) for the competitive telecommunications ("Telco") business for the period was $21.0 million including the receivables recovery. Reported net loss for the quarter was $(72.8) million, or a loss per common share of $(0.27).

"In the second quarter, we remained focused on the execution of our strategic plan. Given the sustained economic challenges in our marketplace, we were particularly pleased to add Walgreens to our customer list and to be approved by General Motors Dealer Equipment to provide critical data services for GM dealers across our 25 state-footprint," said Chris A. Davis, Chairman and Chief Executive Officer. "In the quarter, we also saw the benefits of the significant operational improvements we continue to make, resulting in gross margin of 42.4% of revenue compared with 39.2% in the first quarter of this year. We are very pleased to have again achieved positive Telco EBITDA for the fifth consecutive quarter."

For the quarter ended June 30, 2003, total Telco revenues of $222.6 million compared to $225.9 million in the first quarter of 2003 and $254.5 million in the second quarter of 2002. Second quarter revenues include the impact of the most recent reduction in access rates being phased in under a June 2001 FCC order. Excluding this access rate reduction, second quarter revenues were essentially flat with the first quarter. The full impact of this most recent access rate reduction will affect the Company's third quarter results by reducing revenue approximately $10 million. Compared with the second quarter of 2002, revenue for second quarter 2003 was down $31.9 million primarily driven by fewer customers, including the Company's planned efforts to eliminate non-profitable customers. Year over year, local service, private line and data revenues per customer increased, but were partially offset by lower average long distance revenue per customer.

---------
(1)EBITDA is a non-GAAP industry convention or standard measure portraying cash operating earnings. It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance. EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.


Gross margin for the second quarter 2003 was $94.5 million compared to $88.5 million in the first quarter of 2003 and $103.0 million in the second quarter of 2002. Gross margin as a percent of revenue improved to 42.4% versus 39.2% in the first quarter of 2003 and 40.5% in the second quarter of 2002. The improvement in gross margin reflects the ongoing benefit of network cost reductions, continued migration of customers to the McLeodUSA network and the elimination of non-profitable customers versus the 2002 results.

Customer platform mix at the end of the second quarter 2003 was 58% UNE-L, 7% resale and 35% UNE-M/P versus 56%, 13% and 31%, respectively, at the end of the first quarter of 2003 and 42%, 21% and 37%, respectively, at the end of the second quarter 2002 reflecting continued migration of customers from resale to higher margin platforms, as well as installation of new customers on-switch. Customer turnover in the second quarter was essentially flat with first quarter of 2003 at 2.4% and down from 3.1% in the second quarter of 2002.

SG&A expenses of $73.5 million in the second quarter of 2003 include a $7.9 million recovery against $8.3 million of WorldCom pre-petition receivables that were reserved in the second quarter of 2002. An agreement was reached with WorldCom in June of 2003 to offset pre-petition receivables against amounts the Company owed WorldCom for pre-petition services. Excluding this reserve and recovery second quarter 2003 SG&A expenses were $81.4 million compared to $81.7 million in the first quarter of 2003 and $88.7 million in the second quarter of 2002. Telco EBITDA in the second quarter of 2003 was $21.0 million (including the $7.9 million recovery) versus $6.8 million in the first quarter of 2003 and $6.0 million in the second quarter of 2002 (including the $8.3 million reserve).

Total Telco revenues, excluding discontinued operations, for the six months ended June 30, 2003 were $448.5 million versus $513.9 million in the comparable 2002 period. Telco gross margin for the six-month period ending June 30, 2003 was $183.0 million in 2003 versus $189.2 million in 2002. Gross margin as a percent of revenue for the six-month period improved to 40.8% from 36.8% in 2002. Telco EBITDA was $27.8 million for the six month 2003 period versus $1.1 million in 2002.

The Company ended the quarter with $83.0 million of cash on hand. Total capital expenditures for the second quarter of 2003 were $23.1 million and for the six-month period ending June 30, 2003 were $36.9 million as the Company continued to manage volume related capital expenditures consistent with realized revenue. Network quality, process improvement and cost reduction capex remained essentially on plan. The Company is currently re-evaluating the timing of its $350 million 2003-2004 capex plan.

Other highlights in the quarter included:

|X| Signed an agreement with Walgreen Co., the nation's largest drugstore chain, to be their primary local telecommunications services provider to 538 Walgreen's stores with nearly 5,000 business lines. The installation for all 538 locations was completed in approximately three weeks.

|X| Announced General Motors Dealer Equipment has approved McLeodUSA to provide critical data services for General Motors dealers across the 25 states where McLeodUSA offers services.

|X| Announced the launch of Preferred Advantage Integrated Access, which combines voice, data and Internet services over a single, reliable high-speed connection. McLeodUSA customers will now have the opportunity to add single channel increments of additional local service and high-speed Internet access at a single price per voice or data channel.

|X| Announced a substantially strengthened joint marketing program with Yellow Book USA. McLeodUSA's new corporate branding will now be included in the top advertising position on 30 million Yellow Book phone directory covers, and the Company's new branding and Preferred AdvantageSM messaging will appear in key headings inside the directories and on Yellow Book's Website.

|X| Completed tariff approval in all eight states for McLeodUSA to expand its residential Preferred Advantage local, long distance and Internet services. These states include Washington, Texas, Utah, Oregon, Missouri, Arizona, New Mexico and Ohio.

|X| Launched "Centers of Excellence," an innovative Customer Care program and service model, designed to provide a more personalized and streamlined customer service experience.

|X| The Company regained compliance with the minimum bid price listing requirements under the Nasdaq Marketplace Rules to continue to trade its common stock on The Nasdaq SmallCap Market(R).

|X| McLeodUSA was named to the Russell 3000(R) Index effective July 1, 2003. The Index contains the largest 3,000 incorporated companies in the United States and its territories.

|X| McLeodUSA Chairman and CEO, Chris A. Davis was awarded a national 2003 StevieTM Award for "Best Executive" in the inaugural American Business AwardsSM ceremony held April 30, 2003 in New York City. The American Business Awards are the first national, all-encompassing business awards program honoring great performances in the workplace.

|X|      Added two experienced executives to the Company's Leadership Team:
         Patrice Carroll as Group Vice President to lead the development and implementation of the Company's strategic business initiatives; and Kurt Langel as Vice President to lead the Human Resources team and the Company's ongoing employee StarQuality Training and Certification program.

Conference Call

McLeodUSA will host a conference call on Wednesday, July 23, 2003, at 10 a.m. Eastern Time to discuss second quarter results and the information contained in this release. The call may be accessed at 888-271-9098 (U.S.) or 706-634-6027 (International). A replay will be available approximately 2 hours after completion of the call at 800-642-1687 (U.S.) or 706-645-9291 (International), Conference ID No. 1715163. The audio replay will be available through midnight ET on Wednesday, July 30, 2003. The call will also be Webcast live and available via replay at: http://www.mcleodusa.com/html/ir/streamingmedia.php3

                                     # # #


About McLeodUSA

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of June 30, 2003, 38 ATM switches, 45 voice switches, 584 collocations, 435 DSLAMs and 3,710 employees. As of April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company's Web site at www.mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K and Form 10-K/A both filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

McLeodUSA Incorporated, Cedar Rapids, IA

Investor Contact: Bryce Nemitz

Press Contact:    Bruce Tiemann

Phone:  (319) 790-7800

mcleodusa_ir@mcleodusa.com

MCLEODUSA INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(In millions, except per share data)
(UNAUDITED)

                                                                     REORGANIZED           REORGANIZED         PREDECESSOR
                                                                      MCLEODUSA             MCLEODUSA           MCLEODUSA

                                                                 ---------------------  ------------------ ---------------------
                                                                  THREE MONTHS ENDED     APRIL 17, 2002       APRIL 1, 2002
                                                                    JUNE 30, 2003       TO JUNE 30, 2002    TO APRIL 16, 2002
                                                                 ---------------------  ------------------ ---------------------

Revenue                                                                $       222.6        $      207.2         $        47.3

Operating expenses:

    Cost of service (exclusive of depreciation shown
        separately below)                                                      128.1               119.4                  32.1
    Selling, general and administrative                                         73.5                79.5                  17.5
    Depreciation and amortization                                               85.1                59.5                  17.4
    Reorganization charges, net                                                    -                   -               1,539.6
    Restructuring charge (adjustment)                                              -                   -                  (6.8)
                                                                 ---------------------  ------------------ ---------------------
        TOTAL OPERATING EXPENSES                                               286.7               258.4               1,599.8
                                                                 ---------------------  ------------------ ---------------------
        OPERATING LOSS                                                         (64.1)              (51.2)             (1,552.5)
                                                                 ---------------------  ------------------ ---------------------

Nonoperating (expense) income:

    Interest expense, net of amounts capitalized                                (8.3)               (8.2)                 (1.8)
    Other (expense) income                                                      (0.4)                1.1                  (1.0)
    Gain on the cancellation of debt                                               -                   -               2,372.8
                                                                 ---------------------  ------------------ ---------------------
        TOTAL NONOPERATING (EXPENSE) INCOME                                     (8.7)               (7.1)              2,370.0
                                                                 ---------------------  ------------------ ---------------------

        (LOSS) INCOME FROM CONTINUING OPERATIONS                               (72.8)              (58.3)                817.5

Discontinued operations:

    Income from discontinued operations (including net (losses) gains on disposals of ($2.9) and $151.2 for the periods April 17, to

       June 30, and April 1 to April 16, 2002, respectively.)                      -                13.0                 152.6
                                                                 ---------------------  ------------------ ---------------------
        NET (LOSS) INCOME                                             $        (72.8)       $      (45.3)        $       970.1
                                                                 ---------------------  ------------------ ---------------------
Preferred stock dividend                                                        (1.2)               (1.1)                    -
                                                                 ---------------------  ------------------ ---------------------
        NET (LOSS) INCOME APPLICABLE TO COMMON SHARES                 $        (74.0)       $      (46.4)        $       970.1
                                                                 =====================  ================== =====================

Basic and diluted (loss) income per common share:

    (Loss) income from continuing operations                          $        (0.27)       $      (0.22)        $        1.30
    Discontinued operations                                                        -                0.05                  0.25
                                                                 ---------------------  ------------------ ---------------------
    (Loss) income per common share                                    $        (0.27)       $      (0.17)        $        1.55
                                                                 =====================  ================== =====================
Weighted average common shares outstanding                                     276.9               276.3                 627.7
                                                                 =====================  ================== =====================

RECONCILIATION OF EBITDA(1):

Net (loss) income                                                     $        (72.8)       $      (45.3)        $       970.1
Discontinued operations                                                            -               (13.0)               (152.6)
Nonoperating expense (income)                                                    8.7                 7.1              (2,370.0)
Restructuring charge (adjustment)                                                  -                   -                  (6.8)
Reorganization charges, net                                                        -                   -               1,539.6
Depreciation and amortization                                                   85.1                59.5                  17.4
                                                                 ---------------------  ------------------ ---------------------
                                                                       $        21.0         $       8.3         $        (2.3)
                                                                 =====================  ================== =====================

-----------------------

(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP industry convention or standard measure portraying cash operating earnings.  It is included in the Company's discussion of its 2003 and 2002 financial results because the
Company believes that it is a meaningful measure of actual operating performance.  EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals, and results of discontinued operations.  Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.


MCLEODUSA INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(In millions, except per share data)
(UNAUDITED)

                                                                       REORGANIZED          REORGANIZED          PREDECESSOR
                                                                        MCLEODUSA            MCLEODUSA            MCLEODUSA

                                                                   --------------------  -------------------  ------------------
                                                                    SIX MONTHS ENDED       APRIL 17, 2002      JANUARY 1, 2002
                                                                      JUNE 30, 2003       TO JUNE 30, 2002    TO APRIL 16, 2002
                                                                   --------------------  -------------------  ------------------

Revenue                                                                 $       448.5         $      207.2        $      311.4

Operating expenses:

    Cost of service (exclusive of depreciation shown
        separately below)                                                       265.5                119.4               211.2
    Selling, general and administrative                                         155.2                 79.5               108.9
    Depreciation and amortization                                               167.3                 59.5               126.3
    Reorganization charges, net                                                     -                    -             1,596.8
    Restructuring charge (adjustment)                                               -                    -                (6.8)
                                                                   --------------------  -------------------  ------------------
        TOTAL OPERATING EXPENSES                                                588.0                258.4             2,036.4
                                                                   --------------------  -------------------  ------------------
        OPERATING LOSS                                                         (139.5)               (51.2)           (1,725.0)
                                                                   --------------------  -------------------  ------------------

Nonoperating (expense) income:

    Interest expense, net of amounts capitalized                                (17.0)                (8.2)              (33.2)
    Other (expense) income                                                       (0.4)                 1.1                 2.0
    Gain on the cancellation of debt                                                -                    -             2,372.8
                                                                   --------------------  -------------------  ------------------
        TOTAL NONOPERATING (EXPENSE) INCOME                                     (17.4)                (7.1)            2,341.6
                                                                   --------------------  -------------------  ------------------

        (LOSS) INCOME FROM CONTINUING OPERATIONS                               (156.9)               (58.3)              616.6

Discontinued operations:

    Income from discontinued operations (including net gain on
     disposals of $148.3 for the period January 1 to April 16, 2002).               -                 13.0               167.1
                                                                   --------------------  -------------------  ------------------
        NET (LOSS) INCOME                                              $       (156.9)        $      (45.3)       $      783.7
                                                                   --------------------  -------------------  ------------------
Preferred stock dividend                                                         (2.4)                (1.1)               (4.8)
                                                                   --------------------  -------------------  ------------------
        NET (LOSS) INCOME APPLICABLE TO COMMON SHARES                  $       (159.3)        $      (46.4)       $      778.9
                                                                   ====================  ===================  ==================

Basic and diluted (loss) income per common share:

    (Loss) income from continuing operations                           $        (0.58)        $      (0.22)       $       0.97
    Discontinued operations                                                         -                 0.05                0.27
                                                                   --------------------  -------------------  ------------------
    (Loss) income per common share                                     $        (0.58)        $      (0.17)       $       1.24
                                                                   ====================  ===================  ==================
Weighted average common shares outstanding                                      276.6                276.3               627.7
                                                                   ====================  ===================  ==================

RECONCILIATION OF EBITDA(1):

Net (loss) income                                                      $       (156.9)        $      (45.3)       $      783.7
Discontinued operations                                                             -                (13.0)             (167.1)
Nonoperating expense (income)                                                    17.4                  7.1            (2,341.6)
Restructuring charge (adjustment)                                                   -                    -                (6.8)
Reorganization charges, net                                                         -                    -             1,596.8
Depreciation and amortization                                                   167.3                 59.5               126.3
                                                                   --------------------  -------------------  ------------------
                                                                        $        27.8         $        8.3        $       (8.7)
                                                                   ====================  ===================  ==================

-----------------------

(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP industry convention or standard measure portraying cash operating earnings.  It is included in the Company's discussion of its 2003 and 2002 financial results because the
Company believes that it is a meaningful measure of actual operating performance.  EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals, and results of discontinued operations.  Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.


MCLEODUSA INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)



                                                                  JUNE 30, 2003            DECEMBER 31, 2002
                                                               ---------------------      ---------------------
                                                                   (UNAUDITED)

ASSETS

CURRENT ASSETS

    Cash and cash equivalents                                          $       83.0              $       170.6
    Trade receivables, net                                                     82.2                       93.1
    Prepaid expense and other                                                  24.0                       26.2
    Assets held for sale                                                       10.4                       11.1
                                                               ---------------------      ---------------------
    Total Current Assets                                                      199.6                      301.0
                                                               ---------------------      ---------------------

NON-CURRENT ASSETS

    Property and equipment, net                                             1,107.0                    1,203.1
    Goodwill and other intangibles, net                                       462.8                      472.3
    Other non-current assets                                                   20.5                       23.9
                                                               ---------------------      ---------------------
    TOTAL NON-CURRENT ASSETS                                                1,590.3                    1,699.3
                                                               ---------------------      ---------------------

TOTAL ASSETS                                                         $      1,789.9             $      2,000.3
                                                               =====================      =====================

LIABILITIES AND EQUITY

CURRENT LIABILITIES

    Current maturities of long-term debt                               $       24.4               $       15.0
    Accounts payable                                                           61.1                       71.1
    Deferred revenue, current portion                                           9.2                        9.8
    Other current liabilities                                                 140.4                      176.4
    Liabilities related to discontinued operations                              1.0                        6.3
                                                               ---------------------      ---------------------
    TOTAL CURRENT LIABILITIES                                                 236.1                      278.6
                                                               ---------------------      ---------------------

LONG-TERM LIABILITIES

    Long-term debt, excluding current maturities                              693.1                      704.9
    Deferred revenue less current portion                                      12.4                       13.5
    Other long-term liabilities                                                56.7                       54.9
                                                               ---------------------      ---------------------
    TOTAL LONG-TERM LIABILITIES                                               762.2                      773.3
                                                               ---------------------      ---------------------

REDEEMABLE CONVERTIBLE PREFERRED STOCK                                        166.6                      172.6

STOCKHOLDERS' EQUITY                                                          625.0                      775.8
                                                               ---------------------      ---------------------

TOTAL LIABILITIES AND EQUITY                                         $      1,789.9             $      2,000.3
                                                               =====================      =====================

MCLEODUSA INCORPORATED AND SUBSIDIARIES
COMPARISON OF SELECTED COMPETITIVE TELCO OPERATIONS

(In millions)
(UNAUDITED)

                                                       Q2 2003           YTD 2003         Q2 2002         YTD 2002
-----------------------------------------------------------------------------------------------------------------------

REVENUES

    As reported                                          $   222.6         $   448.5        $   254.5      $   518.6
    Non-core business dispositions*                           ----              ----             ----           (4.7)
                                                    ---------------   ---------------  --------------- ----------------
    Ongoing Telco revenues                               $   222.6         $   448.5        $   254.5      $   513.9

-----------------------------------------------------------------------------------------------------------------------

COST OF GOODS SOLD

    As reported                                          $   128.1         $   265.5        $   151.5      $   330.6
    Non-core business dispositions*                           ----              ----             ----           (5.9)
                                                    ---------------   ---------------  --------------- ----------------
    Ongoing Telco cost of service                        $   128.1         $   265.5        $   151.5      $   324.7

-----------------------------------------------------------------------------------------------------------------------

MARGIN

    As reported                                          $    94.5         $   183.0        $   103.0      $   188.0
    Non-core business dispositions*                           ----              ----             ----            1.2
                                                    ---------------   ---------------  --------------- ----------------
    Ongoing Telco margin                                 $    94.5         $   183.0        $   103.0      $   189.2
                                          % Revenue          42.4%             40.8%            40.5%           36.8%

-----------------------------------------------------------------------------------------------------------------------

SELLING, GENERAL & ADMINISTRATIVE EXPENSES

    As reported                                          $    73.5         $   155.2        $    97.0      $   188.4
    Non-core business dispositions*                           ----              ----             ----           (0.3)
                                                    ---------------   ---------------  --------------- ----------------
    Ongoing Telco SG&A expenses                          $    73.5         $   155.2        $    97.0      $   188.1

-----------------------------------------------------------------------------------------------------------------------

DEPRECIATION & AMORTIZATION

    As reported                                          $    85.1         $   167.3        $    76.9      $   185.8
    Non-core business dispositions*                           ----              ----             ----           (0.9)
                                                    ---------------   ---------------  --------------- ----------------
    Ongoing Telco depreciation and amortization          $    85.1         $   167.3        $    76.9      $   184.9

-----------------------------------------------------------------------------------------------------------------------

EBITDA1

    As reported                                          $    21.0         $    27.8        $     6.0       $   (0.4)
    Non-core business dispositions*                           ----              ----             ----            1.5
                                                    ---------------   ---------------  --------------- ----------------
    Ongoing Telco EBITDA(1)                              $    21.0         $    27.8        $     6.0       $    1.1
                                          % Revenue            9.4%              6.2%             2.4%           0.2%

-----------------------------------------------------------------------------------------------------------------------

*  Non-core business dispositions include Splitrock and Devise

-----------------------

(1) Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP industry convention or standard measure portraying cash operating earnings.  It is included in the Company's discussion of its 2003 and 2002 financial results because the
Company believes that it is a meaningful measure of actual operating performance.  EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals, and results of discontinued operations.  Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.



MCLEODUSA INCORPORATED AND SUBSIDIARIES

SELECTED TELECOMMUNICATIONS STATISTICAL DATA

                                                        ------------------     -------------------     -------------------
                                                             6/30/02                3/31/03                 6/30/03
                                                        ------------------     -------------------     -------------------

Active central offices                                              1,779                   1,684                   1,722

Collocations                                                          507                     567                     584

Switches owned

    CO / LD                                                            55                      46                      45
    ATM / Frame Relay                                                  43                      38                      38

DSLAMs installed                                                      525                     433                     435

Total Competitive:

    Customers                                                     461,951                 424,683                 414,767
    Access Units / Customer                                           2.7                     2.8                     2.7

    Revenue per Customer / Month

        Local                                                 $    103.46             $    112.66             $    112.10
        Long distance                                               44.94                   38.14                   36.92
        Private line & data                                         25.34                   27.03                   26.82
                                                        ------------------     -------------------     -------------------
        Total                                                 $    173.74             $    177.83             $    175.84
                                                        ==================     ===================     ===================

    Platform Distribution

        Resale                                                        21%                     13%                      7%
        UNE-M/P                                                       37%                     31%                     35%
        UNE-L                                                         42%                     56%                     58%
                                                        ------------------     -------------------     -------------------
        Total                                                        100%                    100%                    100%
                                                        ==================     ===================     ===================